UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 7, 2010

Vitacost.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. NW, Suite 500
Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

(561) 982-4180

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Copies of all communications to:

Vitacost.com Inc.
5400 Broken Sound Blvd. NW, Suite 500
Boca Raton, Florida 33487-3521
(561) 982-4180
Attention: Mary Marbach, Esq.
General Counsel and Secretary

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in the Company’s Current Report on Form 8-K dated November 15, 2010, the Audit Committee of the Board of Directors (the “Audit Committee”), in consultation with its independent professional advisors and consultants, commenced with the authorization of the full Board of Directors, an internal review of the methodologies and procedures used by the Company to calculate the value, for financial reporting purposes, of certain non-cash stock-based compensation grants and awards to Company employees made just prior to the completion of the Company’s initial public offering in September 2009 (the “IPO”), as well as a review of the manner in which certain non-cash expense items were classified  in connection therewith (the “Internal Review”).

During the course of the Internal Review, which is ongoing, the Audit Committee and its advisors discovered certain potential defects in the Company’s corporate organizational and formation documents and certain corporate transactions that may not have been authorized in accordance with all requirements of applicable Delaware corporate law, including, without limitation, certain stock splits and stock option and other stock issuance transactions effected both prior to and in connection with the IPO. Accordingly, at this time questions have arisen regarding the validity of such stock issuance transactions and the potential impact of such invalidity on the Company’s equity capitalization.

 In view of the foregoing, the Company advises and hereby cautions that its previously issued financial statements for all financial reporting periods from and after 1994; the audit opinion of McGladry & Pullen, LLP included in, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company’s Registration Statement on Form S-1 (No. 333- 143926 ) dated September 23, 2009, the Company’s Registration Statement on Form S-8 (No. 333-164319) dated January 13, 2010, and in all other communications, public announcements, filings and reports issued by the Company since June 20, 2007 , cannot and should not be relied upon, primarily due to uncertainty related to the Company’s equity capitalization at this time.

The Board of Directors, the Audit Committee and the Company’s management team are working with outside professional advisors and consultants to explore proactive remedial solutions, including  certain transactions and either a state judicial proceeding or the commencement of a prepackaged Chapter 11 reorganization of the Company’s equity structure.  There can be no assurance any such transactions or  remedies can be obtained or will be available to the Company to remediate completely the issues described in this Item 4.02.

As a result of the Audit Committee’s recommendation and the conclusion of the Board of Directors that a restatement of the Company’s previously issued financial statements may be required, the Company is evaluating the effectiveness of its internal controls over financial reporting and its disclosure controls related to all of the matters described in this Item 4.02.

The Audit Committee has disclosed to and discussed all of these matters with McGladrey & Pullen, LLP.

On December 7, 2010, the Company notified The NASDAQ Stock Market and the Securities and Exchange Commission regarding all of the matters disclosed in this Item 4.02.

Item 8.01.	Other Events.

On December 7, 2010, the Company announced that, because of the matters disclosed in Item 4.02 of this Current Report on Form 8-K, the Board of Directors has voted to postpone the Company’s 2010 Annual Meeting of Stockholders previously scheduled to be held on Thursday, December 9, 2010.

A copy of the press release, dated December 7, 2010, announcing the items reported in this Current report on Form 8-K is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company, dated December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM INC.

Dated: December 7, 2010	By:	/s/ Stephen E. Markert, Jr.
Stephen E. Markert, Jr.
Interim Chief Financial Officer

2

EXHIBIT INDEX

99.1	Press Release issued by the Company, dated December 7, 2010.